EXHIBIT NO. 10.129
                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") made this 23rd day of January, 1998 between RMC Development Company, LLC, a limited liability company organized under the laws of the State of New York, having an address c/o Robert Martin Company, 100 Clearbrook Road, Elmsford, New York 10523 ("Seller") and CALI STAMFORD REALTY ASSOCIATES L.P., a limited partnership organized under the laws of the State of Connecticut, having an address c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 ("Purchaser).

                                    RECITALS

         A. Seller is the owner of certain property more particularly described below and located in Stamford, Connecticut.

         B. Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, such property and certain other assets, all as more particularly set forth below, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:


         1. SUBJECT OF CONVEYANCE.

                  1.1 Seller hereby agrees to sell and convey, and Purchaser hereby agrees to purchase, subject to all terms and conditions set forth in this
Agreement:

                           (a)  that certain plot, piece or parcel of land
situate, lying and being in the City of Stamford, County of Fairfield, and State of Connecticut, and being more particularly described on Schedule 1.1(a) (the "Land"), and the improvements, if any, located on the Land (the "Improvements");

                           (b)  all rights, privileges, grants and easements
appurtenant to Seller's interest in the Land and Improvements, including without limitation, all of Seller's right, title and interest in and to all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of -way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and Improvements (the Land and Improvements and all such rights, privileges, easements, grants and appurtenances are sometimes referred to herein as the "Real Property");

                           (c)  all leases and other agreements with respect
to the use and occupancy of the Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (individually, a "Lease", and collectively, the "Leases"), and rents, additional rents, reimbursements, profits, income, receipts, and the amount, if any, deposited (the "Security Deposit") under any Lease in the nature of security for the performance of the obligations of the tenant or user (individually a "Tenant", and collectively, the "Tenants") under the Leases; and

                           (d)  any approvals, permits and agreements,
including but not limited to environmental permits, subdivision approvals, development agreements, site plans and approvals, relating to the development of the Real Property (collectively, the "Intangible Property"); and

                           (e)  all other rights, privileges and
appurtenances owned by Seller, if any, and in any way related to the rights and interests described above in this Section.

                  The Real Property, the Leases, the Intangible Property and all other property interests being conveyed hereunder are hereinafter collectively referred to as the "Property".

                  2. PURCHASE PRICE AND TERMS OF PAYMENT.

                           2.1      The purchase price for the Property is One
Million Three Hundred Thirteen Thousand ($1,313,000) Dollars (the "Purchase Price"), payable on the Closing Date (as defined in Section 10) by the wiring of federal funds to Seller, subject to adjustment as provided herein. At the request of Seller given the business day prior to the Closing Date, Purchaser agrees to provide to Seller bank or certified checks up to the amount due under this Section 2.1 on account of sums due in order for Seller to perform its obligations hereunder.

         3. Deleted prior to execution.

         4. TITLE MATTERS TO WHICH THIS SALE IS SUBJECT.

                  4.1 The Property is to be contributed to Purchaser subject to the following (collectively, the "Permitted Encumbrances"):

                           (a)  The lien of real estate taxes, personal
property taxes, water charges, and sewer charges provided same are not due and payable, but subject to adjustment as provided herein;

                           (b)  The rights of Tenants, as tenants only;

                           (c)  Those restrictions, covenants, agreements,
easements, matters and things affecting title to the Real Property and more particularly described in Schedule 4.1(c) annexed hereto and by this reference made a part hereof;

                           (d)  Any and all laws, statutes, ordinances,
codes, rules, regulations, requirements, or executive mandates affecting the Property as of the date hereof except for engineering or institutional controls, including without limitation, a deed notice or declaration of environmental restrictions, a groundwater classification exception area or well restriction area affecting the Property; and

                           (e)  The state of facts shown on the survey, if
any, described on Schedule 4.1(c), and any other state of facts which a recent and accurate survey of the Real Property would actually show, provided same does not impair the use of the Real Property as intended by Purchaser and does not render title uninsurable at standard rates.

                  4.2 Purchaser shall cause any title company licensed to do business in the State of Connecticut (the "Title Company") to prepare a title insurance search and commitment for an owner's title insurance policy for the Real Property (the "Title Commitments") and shall cause a copy of same to be delivered to counsel for Seller. If any defects, objections or exceptions in the title to the Real Property appear in the Title Commitments (other than the Permitted Encumbrances) which Purchaser is not required to accept under the terms of this Agreement, Seller agrees to use good faith efforts to cure same prior to Closing (as defined in Section 10) and in any event to cure, at its expense, (i) judgments against Seller, (ii) mortgages and other liens which can be satisfied by payment of a liquidated amount and (iii) defects, objections or exceptions which can be removed by payments not to exceed three (3%) percent of the Purchase Price in the aggregate. Seller, in its discretion, may adjourn the Closing for up to sixty (60) days in order to eliminate unacceptable defects, objections or exceptions. If, after complying with the foregoing requirements, Seller is unable to eliminate all unacceptable defects, objections or exceptions in accordance with the terms of this Agreement on or before such adjourned date for the Closing, Purchaser shall elect either
(w) to terminate this Agreement by notice given to the Seller, in which event the provisions of Section 4.7 shall apply, or (x) to accept title subject to such unacceptable defects, objections or exceptions and receive no credit against or reduction of the Purchase Price. Seller agrees and covenants that it shall not voluntarily place any defects, objections or exceptions to title to any of the Real Property from and after the date of the first issuance of the Title Commitment for said Property.

                  4.3 It shall be a condition to Closing that Seller convey, and that the Title Company insure, title to the Real Property in the amount of the Purchase Price (at a standard rate for such insurance) in the name of Purchaser or its designees, after delivery of the Deed (as defined in Section 10), by a standard 1992 ALTA Owners Policy, with such ALTA endorsements as may be available and as required by Purchaser, free and clear of all liens, encumbrances and other matters, other than the Permitted Encumbrances (the "Title Policy"). The Title Company shall provide affirmative insurance that any
(i) Permitted Encumbrances have not been violated, and that any future violation thereof will not result in a forfeiture or reversion of title; (ii) Purchaser's contemplated use of the Property will not violate the Permitted Encumbrances; and (iii) the exception for taxes shall apply only to the current taxes not yet due and payable. Seller shall provide such affidavits, including title affidavits and survey affidavits of no change, and undertakings as the Title Company insuring title to the Property may require. The words "insurable title" and "insurable" as used in this Agreement are hereby defined to mean title which is insurable at standard rates (without special premium) by the Title Company without exception other than the Permitted Encumbrances, and standard printed policy and survey exceptions.

                  4.4 Any unpaid taxes, water charges, sewer rents and assessments, together with the interest and penalties thereon to a date not less than seven (7) business days following the Closing Date (in each case subject to any applicable apportionment), and any mortgages and other liens created by

Seller, which Seller is obligated to pay and discharge pursuant to the terms of this Agreement, together with the cost of recording or filing of any instruments necessary to discharge such liens and such judgments, shall be paid at the Closing by Seller. Seller shall deliver to Purchaser, on the Closing Date, instruments in recordable form sufficient to discharge any such mortgages or other liens which Seller is obligated to pay and discharge pursuant to the terms of this Agreement.

                  4.5 If the Title Commitments disclose judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller, on request, shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller, or any affiliates. Upon request by Purchaser, Seller shall deliver any affidavits and documentary evidence as are reasonably required by the Title Company to eliminate the standard or general exceptions on the ALTA form Owner's Policy.

                  4.6 Deleted prior to execution.

                  4.7 If Seller is unable to convey title in accordance with the terms of this Agreement and Purchaser elects to terminate this Agreement, then this Agreement shall terminate and except as provided in the following sentence, neither party to this Agreement shall have any further rights or obligations hereunder other than those which are expressly stated herein to survive any such termination. Upon a termination of this Agreement by Purchaser, Seller shall refund to Purchaser all charges made for (i) examining the title to all of the Real Property, (ii) any appropriate additional municipal searches made in accordance with this Agreement, and (iii) survey and survey inspection charges, which refund obligation shall survive said termination.

                  4.8 Purchaser acknowledges that the property described as Easement Area "2" on that certain map (filed November 29, 1983, SLR 11136) described in the second recital of the Conservation Easement dated November 9, 1983 among Nabisco, Inc., the City of Stamford and the Environmental Protection Board of the City of Stamford and recorded at Volume 2320, page 174 is being conveyed to Purchaser, to be held by Purchaser as a nominee on behalf of Seller, which nominee relationship is more particularly set forth in an agreement (the "Nominee Agreement") to be executed by Seller and Purchaser at Closing, in a form substantially in accordance with Section 26 of the Contribution and Exchange Agreement between Robert Martin Company, LLC, Robert Martin-Eastview North Company, L.P. and Cali Realty, L.P. and

Cali Realty Corporation dated January 24, 1997.




         5. REPRESENTATIONS AND WARRANTIES OF SELLER.

                  5.1 In order to induce Purchaser to perform as required hereunder, Seller hereby warrants and represents the following:

                           (a) Seller is a duly organized and validly existing
limited liability company organized under the laws of the State of New York, is duly authorized to transact business and is in good standing in the State of Connecticut, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to sell the Property in accordance with the terms and conditions hereof. All necessary actions of the members of Seller to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

                           (b) This Agreement, when duly executed and delivered,
will be the legal, valid and binding obligation of Seller, enforceable in accordance with the terms of this Agreement. The performance by Seller of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of Seller or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which Seller is a party or by which its assets are or may be bound.

                           (c) Annexed hereto as Schedule 5.1 (c) is a true,
complete and correct schedule of the only Lease for the Land. The Lease is a valid and bona fide obligation of the landlord and to Seller's knowledge tenant thereunder and is in full force and effect. No defaults exist thereunder and to Seller's knowledge no condition exists which, with the passage of time or the giving of notice or both, will become a default. The Lease constitutes the only lease, tenancy or occupancy affecting the Real Property on the date hereof and there are no agreements which confer upon any Tenant or any other person or entity any rights with respect to the Property.

                           (d) There are no service contracts, union contracts,
employment agreements or other agreements affecting the Property or the operation thereof.

                           (e) There are no actions, suits, labor disputes,
litigation or proceedings currently pending or, to the knowledge of Seller, threatened against or related to Seller or to all or any part of the Property, the environmental condition thereof, or the operation thereof, nor does Seller know of any basis for any such action.

                           (f) Seller has received no written notice and has no
knowledge of (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Property, or any part thereof, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Property,
(iii) any proposed or pending special assessments affecting the Property or any portion thereof, (iv) any penalties or interest due with respect to real estate taxes assessed against the Property and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Property. Seller agrees to furnish Purchaser with a copy of any such notice received within two (2) business days after receipt.

                           (g) Seller has provided Purchaser with all reports,
including without limitation, the Environmental Documents, in Seller's possession or under its control related to the physical condition of the Property.

                           (h) Seller has no knowledge of any notices, suits,
investigations or judgments relating to any violations of any laws, ordinances or regulations (including without limitation, Environmental Laws [as defined in Section 5.2(a)(ix)(D)] affecting the Property, or any violations or conditions that may give rise thereto, and has no reason to believe that any agency, board, bureau, commission, department, office or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the Property or the management, operation, use or improvement thereof (collectively, the "Governmental Authorities") contemplates the issuance thereof, and to Seller's knowledge there are no outstanding orders, judgments, injunctions, decrees, directives or writs of any Governmental Authorities against or involving Seller or the Property.

                           (i) There are no employees working at or in
connection with the Property. There are no union agreements affecting the Property as of the date hereof, nor shall any such agreements affect the Property as of the Closing Date.

                           (j) The only obligation of Seller in the nature of a
leasing commission due with respect to the Lease is an undated agreement between Colliers ABR, Inc. and Seller.

                           (k) Seller has not made a general assignment for the
benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller's assets, suffered the attachment or other judicial seizure of all, or substantially all, of such Seller's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

                           (l) There are to Seller's knowledge no engineering or
institutional controls at the Real Property, designed to address the Discharge of Contaminants or required by Environmental Laws or Governmental Authorities at the Real Property, including without limitation any deed notice, declaration of environmental restriction, groundwater classification exception area, well restriction area or other notice or use limitations pursuant to Environmental Laws.

                           (m) Seller has no knowledge that any part of the Real
Property has been designated as wetlands under the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Inland Wetlands and Watercourses Act, Conn. Gen. Stat. Ann. ss.ss.22a-36 et seq. and the Tidal Wetlands Act, Conn. Gen. Stat. Ann. ss.ss.22A-28 et. seq., or any applicable local law or regulation promulgated pursuant to any of the foregoing.

                           (n) There are no aboveground or underground storage
tanks or vessels which contain any Contaminants at the Real Property regardless of whether such tanks or vessels are regulated tanks or vessels or not.

                           (o) Seller does not own or operate any property which
any Governmental Authority has demanded in writing, addressed to and received by Seller or any of its affiliates, counsel or agents, be cleaned up and which has not been cleaned up.

                           (p) No representation or warranty made by Seller
contained in this Agreement, and no statement contained in any document, certificate, Schedule or Exhibit furnished or to be furnished by or on behalf of Seller to Purchaser or any of its designees or affiliates pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

                  5.2 In addition to the provisions of Section 5.1, Seller hereby warrants and represents the following with respect to environmental matters:

                           Except as disclosed on Schedule 5.2(a):

                                    (i) To Seller's knowledge, no Contaminants
have been Discharged which relate to the Real Property that would allow a Governmental Authority to demand that a cleanup be undertaken.

                                    (ii) To Seller's knowledge, no ss.104(e)
informational request has been received by Seller issued pursuant to CERCLA, with respect to the Real Property.

                                    (iii) To Seller's knowledge, all
pre-existing aboveground and underground storage tanks and vessels, if any, at the Real Property have been removed and their contents disposed of in accordance with and pursuant to all applicable Environmental Laws.

                                    (iv) To Seller's knowledge, there is no
asbestos or asbestos containing material requiring remediation under Environmental Laws on the Real Property.

                                    (v) The transfer of the Property by Seller
to Purchaser is not subject to the Transfer Act.

                                    (vi) To Seller's knowledge, Seller has all
material certificates, licenses and permits (the "Permits"), including, without limitation, any environmental permits, required to operate the Real Property. To Seller's knowledge, there is no violation of any Environmental Laws with respect to any Permits, all Permits are in full force and effect, are transferable with the Real Property without additional payment by Purchaser, and shall upon Closing, be transferred to Purchaser by Seller.

                                    (vii) The Real Property has not been used
during the period of Seller's ownership or, to the knowledge of Seller, been previously used, as a solid waste facility or a solid waste disposal area, including without limitation, a sanitary landfill facility, as defined in the Connecticut Solid Waste Management Act, Conn. Gen. Stat. Ann. ss.22a-446d et seq.

                                    (viii) Seller has not, and shall not
knowingly permit any person or entity to engage in any activity on the Real Property in violation of Environmental Laws.

                                    (ix) For purposes of this Agreement, the
following words shall have the respective meaning set forth below:

                                            (A) "Contaminants" shall include,
without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et seq. ("CERCLA"); the Water Pollution and Control Act, 33 U.S.C. ss.1251 et seq.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other applicable federal, state, county or municipal environmental statute, ordinance, rule or regulation, including, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum based derivatives.

                                            (B) "Discharge" shall mean the
releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating or dumping of Contaminants at, into, onto or from the Property, regardless of whether the result of an intentional or unintentional action or omission.

                                            (C) "Environmental Documents" shall
mean all environmental documentation in the possession or under the control of Seller concerning the Property, or its environs, including, without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports, or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analysis, conclusions, quality assurance/quality control documentation, correspondence to or from any Governmental Authority, submissions to any Governmental Authority and directives, orders, approvals and disapprovals issued by any Governmental Authority.

                                            (D) "Environmental Laws" means each
and every applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement of any Governmental Authority in any way related to Contaminants.

                                            (E) "Transfer Act" shall mean the
Connecticut Transfer Act, Conn. Gen. Stat. Ann. ss. 22a-134 et seq., the Regulations promulgated thereunder and any amending and successor legislation.

                  5.3 All representations and warranties made by Seller in this Agreement shall survive the Closing Date for a period of one (1) year, and shall not be merged in the delivery of the Deed. Seller agrees to indemnify and defend Purchaser, and to hold Purchaser harmless, from and against any and all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney's, consulting and engineering fees), and interest and penalties related thereto, incurred by Purchaser, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the representations, warranties, covenants and agreements of Seller contained in this Agreement. In no event shall Seller's liability on account of a failure of a representation or warranty exceed $250,000 in the aggregate, unless same is as a result of the gross negligence or willful misconduct of Seller. In addition, Purchaser shall not be entitled to make a claim against Seller from and after the closing if any senior executive officer of Purchaser or its affiliates (other than Tim Jones or Brad Berger) had actual knowledge of the matter which is the subject of the failure of such representation or warranty.

                  5.4 Purchaser acknowledges and agrees that, except as provided in this Agreement, Seller has not made any representations or warranties of any kind or character whatsoever, whether express or implied, with respect to the Property and that, except as provided in this Agreement, the transfer of the Property is on an "as is" condition. Purchaser acknowledges that it is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement and that Purchaser was represented by legal counsel in connection with this transaction.

         6. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

                  6.1 In order to induce Seller to perform as required hereunder, Purchaser hereby warrants and represents the following:

                           (a) Purchaser is a duly organized and validly
existing limited partnership organized under the laws of the State of Connecticut, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to purchase the Property in accordance with the terms and conditions hereof. All necessary actions of the Board of Directors to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

                           (b) This Agreement, when duly executed and delivered,
will be the legal, valid and binding obligation of Purchaser, enforceable in accordance with the terms of this Agreement. The performance by Purchaser of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of Purchaser or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which Purchaser is a party or by which its assets are or may be bound.

                  6.2 All representations and warranties made by Purchaser in this Agreement shall survive the Closing Date for a period of one (1) year, and shall not be merged in the delivery of the Deed. From and after the Closing, Purchaser agrees to indemnify and defend Seller, and to hold Seller harmless, from and against any and all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney's, consulting and engineering fees), and interest and penalties related thereto, incurred by Seller, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the representations, warranties, covenants and agreements of Purchaser contained in this Agreement.

                  6.3 Seller acknowledges that it is not in a significantly disparate bargaining position with respect to Purchaser in connection with the transaction contemplated by this Agreement and that Seller was represented by legal counsel in connection with this transaction.

         7. COVENANTS OF SELLER.

                  7.1 Seller covenants and agrees that between the date hereof and the Closing Date it shall perform or observe the following:

                           (a) Seller will not defer taking any actions or
spending any of its funds, or otherwise manage the Property differently, due to the pending sale of the Property.

                           (b) Seller, will not enter into any new leases with
respect to the Property, or renew or modify any Lease, or enter into any agreement of any nature whatsoever with respect to the Property, without Purchaser's prior written consent.

                           (c) Seller shall not:

                                    (i) Enter into any agreement requiring
Seller to do work for any Tenant after the Closing Date without first obtaining the prior written consent of Purchaser; or

                                    (ii) Cause or permit the Property, or any
interest therein, to be alienated, mortgaged, licensed, encumbered or otherwise be transferred.

                           (d) Seller will make all required payments under any
mortgage affecting the Property within any applicable grace period, but without reimbursement by Purchaser therefor. Seller shall also comply with all other terms covenants, and conditions of any mortgage on the Property.

                           (e) Up to and including the Closing Date, Seller
agrees to maintain
and keep such hazard, liability and casualty insurance policies in full force and effect in such amounts and covering such risks sufficiently to protect the Property and to protect, to a reasonable and prudent extent, the owner of the Property, in such amounts as are required so as not to be deemed a co-insurer, and for actual replacement cost, against any loss, damage, claim or liability.

                           (f) All violations of statutes, ordinances, rules,
regulations, orders, codes, directives or requirements affecting the Property, whether or not such violations are now noted in the records of or have been issued by any Governmental Authorities shall be complied with by Seller prior to the Closing and the Property shall be conveyed free of any such violations, including, without limitation, violations of Environmental Laws. Notwithstanding the foregoing, Seller shall not be obligated to cure any violations caused by the actions of Purchaser, its employees and agents, and the employees and agents of its affiliated companies.

                           (g) Seller shall:

                                    (i) promptly notify Purchaser of, and
promptly deliver to Purchaser , a certified true and complete copy of any notice Seller may receive, on or before the Closing Date, from any Governmental Authority, concerning a violation of Environmental Laws or Discharge of Contaminants.

                                    (ii) contemporaneously with the signing and
delivery of this Agreement, and subsequently, promptly upon receipt by Seller or its representatives, deliver to Purchaser a certified true and complete copy of all Environmental Documents.

                  7.3 Seller represents that there are no proceedings now pending for a reduction in the assessed valuation of the Property and none shall be commenced by Seller.

         8. LEASING COMMISSIONS AND
                  TENANT IMPROVEMENT OBLIGATIONS.

                  8.1 The leasing commissions of $212,303.39 due on account of the execution of the Lease as required under the leasing commission agreement described in Section 5.1(j) shall be paid by Seller. The further leasing commissions due on account of Tenant's option to lease Additional Premises (as defined in the Lease) as required under such leasing commission agreement shall be paid by Purchaser. The provisions of this Section shall survive the Closing, and shall not be subject to any limitation on liabilities or obligations.

         9. Deleted prior to execution

         10. CLOSING.

                  10.1 The consummation of the transactions contemplated hereunder (the "Closing") shall take place at the offices of Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022 on or about January 16, 1998 (the "Closing Date").

                  10.2 On the Closing Date, Seller, at its sole cost and expense, will deliver or cause to be delivered to Purchaser the following documents:

                           (a) Bargain and sale deed (the "Deed") with covenants
in proper statutory form for recording so as to convey to Purchaser good and marketable title to the Land, free and clear of all liens and encumbrances, except the Permitted Encumbrances.

                           (b) The original Lease and all other documents
pertaining thereto.

                           (c) A letter notifying the Tenant of the sale
hereunder and directing that rent and other payments thereafter be sent to Purchaser or its designee, as Purchaser shall so direct.

                           (e) An executed and acknowledged Assignment and
Assumption of the Lease, in the form of Exhibit 10.2(e) annexed hereto.

                           (f) An executed and acknowledged Assignment of the
Intangible Property, if any.

                           (g) An affidavit, and such other document or
instruments required by the Title Company, executed by Seller certifying (i) against any work done or supplies delivered to the Property which might be grounds for a materialman's or mechanic's lien under or pursuant to the laws of the State in which the Real Property is located, in form sufficient to enable the Title Company to affirmatively insure Purchaser against any such lien, and
(ii) that the signatures on the Deed are sufficient to bind Seller and convey the Property to Purchaser.

                           (h) Affidavits and other instruments, including but
not limited to all organizational documents of Seller including operating agreements, filed copies of limited liability certificates, articles of organization, and good standing certificates, reasonably requested by Purchaser and the Title Company evidencing the power and authority of Seller to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same.

                           (i) Deleted prior to execution

                           (j) A certificate indicating that the representations
and warranties of Seller made in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof.

                           (k) All proper instruments as shall be reasonably
required for the conveyance to Purchaser of all right, title and interest, if any, of Seller in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof, of land adjoining all or any part of the Improvements, (ii) for damage to the Land or Improvements or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (iii) for any taking in condemnation or eminent domain of any part of the Land or Improvements.

                           (l) A certificate signed by an officer, manager or
member of Seller to the effect that Seller is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code.

                           (m) All such transfer and other tax declarations and
returns and information returns, duly executed and sworn to by Seller as may be required of Seller by law in connection with the conveyance of the Property to Purchaser, including but not limited to, Internal Revenue Service forms.

                           (n) A statement setting forth the Purchase Price with
all adjustments and prorations shown thereon.

                           (o) Evidence of compliance with the Transfer Act or
the affidavit described in Section 12.2(e).

                           (p) Such other documents as may be reasonably
required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

                  10.3 On the Closing Date, Purchaser, at its sole cost and expense, will deliver or cause to be delivered to Seller the following documents:

                           The balance of the Purchase Price, net of adjustments
and prorations.

                           (b) An executed and acknowledged Assignment and
Assumption of the Lease in the form of Exhibit 10.2 (e) annexed hereto.

                           (c) A certificate indicating that the representations
and warranties of Purchaser made in this Agreement are true and correct as of the Closing Date, or if there have been any changes, a description thereof.

                           (d) Such other documents as may be reasonably
required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

                  10.4 Seller shall pay all state or county documentary stamps or transfer taxes and recording fees and charges necessary or required in order for the Deed to be recorded in the appropriate county register's or recorder's office. Purchaser shall pay all title insurance premiums and examination fees and the costs of its due diligence investigations, except as may specifically be provided for herein. Each party shall be responsible for its own attorney's fees and one-half (1/2) of any reasonable escrow fees. The provisions of this Section
10.4 shall survive the Closing.

                  10.5 The Closing shall be consummated without compliance with bulk sales laws. If by reason of any applicable bulk sales law, any claims are asserted by creditors of Seller related to periods prior to the Closing, such claims shall be the responsibility of Seller, and Seller shall indemnify, defend and hold harmless Purchaser (and their respective directors, officers, employees, affiliates, successors and assigns) from and against all losses or liabilities, if any, based upon, arising out of or otherwise in respect of the failure to comply with such bulk sales laws.

              ADJUSTMENTS.

                  11.1 The following items with respect to the Property are to be apportioned as of midnight on the date preceding the Closing:

                           (i) Real estate taxes due and payable for the
calendar year. If the Closing Date shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If subsequent to the Closing Date, real estate taxes (by reason of change in either assessment or rate or for any other reason) for the Real Property should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and Seller agrees to pay Purchaser any increase shown by such recomputation and vice versa.

                  11.2 Except as otherwise provided in this Agreement, the adjustments shall be made in accordance with the customs in respect to title closings in the State of New York.

                  11.3 Any errors in calculations or adjustments shall be corrected or adjusted as soon as practicable after the Closing.

                  11.4 The provisions of this Section 11 shall survive the Closing Date.

         12. CONDITIONS PRECEDENT TO CLOSING.

                  12.1 The obligations of Seller to deliver title to the Property and to perform the other covenants and obligations to be performed by Seller on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Seller):

                           (a) The representations and warranties made by
Purchaser herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                           (b) Purchaser shall have delivered to Seller all of
the documents provided herein for said delivery.

                  12.2 The obligations of Purchaser to accept title to the Property and to perform the other covenants and obligations to be performed by Purchaser on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Purchaser):

                           (a) The representations and warranties made by Seller
herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                           (b) Seller shall have performed all covenants and
obligations undertaken by Seller herein in all respects and complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                           (c) The Title Company is unconditionally prepared to
issue to Purchaser a Title Policy meeting the requirements set forth in Section 4 hereof for an "insurable title".

                           (d) Seller shall have delivered to Purchaser all of
the documents provided herein for said delivery.

                           (e) The Real Property shall be in compliance with the
Transfer Act. Seller shall, at Seller's sole cost and expense, make all submissions to, provide all information to and comply with all requirements of the Connecticut Department of Environmental Protection or its successor. In the event that the Real Property is not an establishment subject to the Transfer Act, prior to the Closing, Seller shall, at its sole cost and expense, provide to Purchaser an affidavit of an officer, member or manager of Seller stating that the Real Property is not an establishment which is subject to the provisions of the Transfer Act.

                           (f) There shall not be any sewer moratorium affecting
the Property.

         13. ASSIGNMENT.

                  13.1 This Agreement may not be assigned by Purchaser except to a directly or indirectly wholly-owned subsidiary or subsidiaries of Purchaser, or to a partnership in which any such wholly-owned subsidiary or subsidiaries owns, either directly or indirectly, at least seventy-five (75%) percent of the profits, losses and cash flow thereof and controls the management of the affairs of such partnership (any such entity, a "Permitted Assignee") and any other assignment or attempted assignment by Purchaser shall constitute a default by Purchaser hereunder and shall be deemed null and void and of no force and effect. In addition, at Closing, Purchaser shall have the right to cause Seller to direct the Deed and other closing instruments to such party as Purchaser shall direct. No assignment or direction of the closing instruments shall relieve Purchaser from Purchaser's obligations under this Agreement.

         14. BROKER.

                  14.1 Purchaser and Seller represent that they have not dealt with any brokers, finders or salesmen, in connection with this transaction, and agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party. The provisions of this Section shall survive the Closing or other termination of this Agreement.

         15. Deleted prior to execution.

         16. CONDEMNATION.

                  16.1 In the event that prior to Closing, Seller shall become aware of the institution or threatened institution of any proceedings, judicial, administrative or otherwise, by eminent domain or otherwise, which propose to affect a material portion of the Property, Seller shall give notice (a "Condemnation Notice") to Purchaser promptly thereafter. Within fifteen (15) days following receipt of the Condemnation Notice, Purchaser shall have the right and option to terminate this Agreement by giving Seller written notice thereof. Any damage to or destruction of a Property as a result of a taking by eminent domain shall be deemed "material" for purposes of this Section if the estimate of the damage, which estimate shall be performed by an insurance adjuster and Purchaser's architect, shall exceed three (3%) percent of the Purchase Price. Should Purchaser so terminate this Agreement in accordance with this Section, neither party shall have any further liability or obligations to the other. In the event Purchaser shall not elect to cancel this Agreement, Seller shall assign all proceeds of such taking to Purchaser, same shall be Purchaser's sole property, and Purchaser shall have the sole right to settle any claim in connection with the Property.

         17. PUBLICATION; CONFIDENTIALITY.

                  17.1 Purchaser shall have the right to make such public announcements or filings with respect to the acquisition as Purchaser may deem reasonably prudent. Purchaser shall not issue any such announcement without the prior approval of Seller as to the text of the announcement, not to be unreasonably withheld or delayed; provided, however, that Purchaser shall be entitled to make such filings or announcements upon advice of counsel as may be necessary or required.

                  17.2 Without the prior written consent of the other party, until Purchaser shall make a public announcement as provided in Section 17.1, neither Purchaser nor Seller shall disclose, and Seller and Purchaser will direct their respective representatives, employees, agents and consultants not to disclose, to any person or entity the fact that Purchaser and Seller have entered into an agreement to acquire the Property or any of the terms, conditions or other facts with respect to this Agreement. Notwithstanding the foregoing, either party may disclose those terms and conditions which are required to be disclosed pursuant to law or in order to comply with this Agreement; provided, however, that the disclosing party shall use its best efforts to limit the disclosure to the information necessary, shall advise any party to whom disclosure is made that said terms and conditions are subject to a confidentiality requirement and shall obtain the agreement of said party to keep any information disclosed to it as confidential. In the event of a breach of the provisions of this Section 17.2, either party shall be entitled to all of its rights and remedies at law or in equity.

         18. REMEDIES

                  18.1 In the event Purchaser fails to perform on the Closing Date, Purchaser's sole liability and Seller's sole recourse shall be limited to the amount of the Deposit. Seller agrees that retention of the Deposit constitutes fixed and liquidated damages resulting from Purchaser's default, and Seller waives any other claim, at law or in equity, either against Purchaser or against any person, known or unknown, disclosed or undisclosed.

                  18.2 (a) If, after complying with the terms of this Agreement, Seller shall be unable to convey the Property in accordance with the terms of this Agreement, the sole obligation and liability of Seller shall be to perform in accordance with Section 4.7, following which this Agreement shall be deemed canceled and the parties hereto shall be released of all obligations and liabilities under this Agreement, except those that are expressly stated to survive the cancellation or termination of this Agreement.

                           (b) In the event of any default on the part of Seller
or Seller's failure to comply with any representation, warranty or agreement in any material respect, Purchaser shall be entitled to terminate this Agreement upon notice to Seller, in which event neither party shall thereafter have any further obligations under this Agreement; to commence an action against Seller seeking specific performance of Seller's obligations under this Agreement; to pursue all of its remedies at law or in equity; or to do any or all of the above.

                  18.3 The acceptance of the Deed by Purchaser shall be deemed a full performance and discharge of every agreement and obligation of Seller to be performed under this Agreement, except those, if any, which are specifically stated in this Agreement to survive the Closing or those which, by their terms, cannot be performed or complied with until after the Closing.
                  18.4 The provisions of this Section 18 shall survive the Closing or earlier termination of this Agreement.

         19. NOTICE.

                  19.1 All notices, demands, requests, or other writings (a "Notice") in this Agreement provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service with all transmittal fees prepaid, properly addressed, and sent to the following addresses:

         If to Purchaser:           Cali Stamford Realty Associates L.P.
                                    c/o Mack-Cali Realty Corporation
                                    11 Commerce Drive
                                    Cranford, New Jersey  07016
                                    Attn: Roger W. Thomas, Esq.
                                    (908) 272-8000 (tele.)
                                    (908) 272-6755 (fax)

         with a copy to:            Andrew S. Levine, Esq.
                                    Pryor, Cashman, Sherman & Flynn
                                    410 Park Avenue
                                    New York, New York  10022
                                    (212) 326-0414 (tele.)
                                    (212) 326-0806 (fax)

     If to Seller:                  RMC Development Company LLC
                                    c/o Robert Martin Company
                                    100 Clearbrook Road
                                    Elmsford, New York  10523
                                    Attn.:  Martin S. Berger
                                    (914) 592-4800 (tele.)
                                    (914) 592-4836 (fax)

     with a copy to:                RMC Development Company LLC
                                    c/o Robert Martin Company
                                    100 Clearbrook Road
                                    Elmsford, New York  10523
                                    Attn.:  Lloyd Roos, Esq.
                                    (914) 592-4800 (tele.)

                                    (914) 592-4836 (fax)

or to such other address as either party may from time to time designate by written notice to the other or to the Escrow Agent. Notices given by overnight delivery service as aforesaid shall be deemed received and effective on the first business day following such dispatch. Notices may be given by counsel for the parties described above, and such Notices shall be deemed given by said party, for all purposes hereunder.

                  19.2 Any Notice which, pursuant to this Agreement, requires a response within a certain number of days or gives the other party certain rights if said party responds within a certain number of days, shall set forth such requirement or right in order for the Notice to be effective.

         20. MISCELLANEOUS

                  20.1 If any instrument or deposit is necessary in order to obviate a defect in or objection or exception to title, the following shall apply: (i) any such instrument shall be in such form and shall contain such terms and conditions as may be required by the Title Company to omit any defect, objection or exception to title, (ii) any such deposit shall be made with the Title Company, and (iii) Seller agrees to execute, acknowledge and deliver any such instrument and to make any such deposit.

                  20.2 This Agreement (a) constitutes the entire agreement between the parties and incorporates, (b) supersedes all prior negotiations and discussions between the parties, (c) cannot be amended, waived or terminated orally, but only by an agreement in writing signed by the party to be charged,
(d) shall be interpreted and governed by the laws of the State of New York and
(e) shall be binding upon the parties hereto and their respective successors and assigns.

                  20.3 The caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

                  20.4 Each party shall, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between Seller and Purchaser. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against Seller, Purchaser or the party whose counsel drafted this Agreement.

                  20.5 This Agreement shall not be effective or binding until such time as it has been executed and delivered by all parties hereto. This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.

                  20.6 All references herein to any section, schedule or exhibit shall be to the sections of this Agreement and to the schedules and exhibits annexed hereto unless the context clearly dictates otherwise. All of the schedules and exhibits annexed hereto are, by this reference, incorporated herein.

                  20.7 In the event of any litigation or alternative dispute resolution between Seller and Purchaser in connection with this Agreement or the transaction contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    Seller:
                                    RMC DEVELOPMENT COMPANY, LLC


                                    By:
                                         Name:
                                         Title:


                                    Purchaser:
                                    CALI STAMFORD REALTY ASSOCIATES L.P.
                                    BY:  CALI SUB XII


                                    By:
                                        Name:
                                           Title:



                                                     Exhibits


Exhibit 10.2(e) Assignment and Assumption of the Lease

                                                     Schedules


Schedule 1.1(a) The Land
Schedule 4.1(c) Permitted Encumbrances
Schedule 5.1(c) Lease for the Land
Schedule 5.2(a) Exceptions to Environmental Representations

                                                  Exhibit 10.2(e)

                                                                 650 West Avenue
                                                                    Stamford, CT


                     ASSIGNMENT AND ASSUMPTION OF THE LEASE


                  THIS ASSIGNMENT AND ASSUMPTION OF THE LEASE (this "Agreement") is made as of January ___, 1998, by and between RMC DEVELOPMENT COMPANY, LLC ("Assignor"), a limited liability company organized under the laws of the State of New York, having an address at 100 Clearbrook Road, Elmsford, New York 10523, and CALI STAMFORD REALTY ASSOCIATES L.P., a limited partnership organized under the laws of the State of Connecticut, its successors and assigns ("Assignee") having an address at c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016.


                              W I T N E S S E T H:

         WHEREAS, Assignor entered into that certain lease dated as of July 21, 1997, with Davidoff of Geneva (Ct), Inc. (the "Lease") affecting the property commonly known as 650 West Avenue, Stamford, Connecticut (the "Property"), further described in Exhibit A attached hereto;

         WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement, dated January ___, 1998 (the "Sale Agreement");

         WHEREAS, pursuant to the Sale Agreement, Assignor has agreed to assign to Assignee all of the Assignor's right, title and interest in and to the Lease; and

         WHEREAS, Assignor desires to assign all of Assignor's right, title and interest in and to the Lease to Assignee and Assignee desires to accept the assignment of such right, title and interest in and to the Lease and assume all of Assignor's rights thereunder.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration the parties hereto mutually agree as follows:

         Assignor hereby assigns, transfers, sets over and conveys to Assignee, its successors and assigns, all of Assignor's right, title and interest in and to (i) the Lease and (ii) any and all guarantees, security deposits, letters of credit, notes, instruments, and other tenant impounds relating thereto (collectively defined as the "Lease Security Deposits"). Assignee hereby accepts the Assignment and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Lease, accruing or obligated to be performed from and after the date hereof, including the return of security deposits, letters of credit and other Tenant impounds in accordance with the terms of the Lease.

         Assignee hereby indemnifies and agrees to hold harmless Assignor from and against any and all claims, liabilities, losses, damages, causes of action, costs and expenses (including without limitation, court costs through all appeals and reasonable attorneys' fees and disbursements) incurred in connection with or arising under (i) the obligations of the landlord under the Lease from and after the date hereof and (ii) the failure of Assignee to properly maintain any of the Lease Security Deposits in accordance with terms of the Lease.

         Assignor hereby indemnifies and agrees to hold harmless Assignee from and against any and all claims, liabilities, losses, damages, causes of action, costs and expenses (including, without limitation, court costs through all appeals and reasonable attorneys' fees and disbursements incurred in connection with claims arising with respect to (i) the obligations of the landlord under the Lease which accrued prior to the date hereof; and (ii) the failure of Assignor to deliver to Assignee the Lease Security Deposits.

         This Agreement is made without representation, warranty (express or implied) or recourse of any kind, except as provided herein or as set forth in the Sale Agreement.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall be governed by, and construed under, the laws of the State of New York.

         IN WITNESS WHEREOF, Assignor and Assignee do hereby execute and deliver this Agreement as of the date and year first above written.


                            ASSIGNOR:

                            RMC DEVELOPMENT COMPANY, LLC,
                            a New York limited liability company


                            By:

                                     Name:
                                     Title:

                            ASSIGNEE:

                            CALI STAMFORD REALTY
                            ASSOCIATES L.P.,
                            a Connecticut limited partnership

                            By:      Cali Sub XII, Inc.,
                                     its general partner

                            By:
                                     Name:
                                     Title: